UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 16, 2014
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05560	04-2302115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Sylvan Road, Woburn, Massachusetts		01801
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:		781-376-3000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
Agreements with Certain Named Executive Officers
On December 16, 2014, Skyworks Solutions, Inc. (the “Company”), entered into new Change in Control / Severance Agreements (the “CIC Agreements”) with each of Liam K. Griffin, Donald W. Palette, Bruce J. Freyman, and Mark V.B. Tremallo (the “NEOs”), each of which becomes effective on January 22, 2015, upon the expiration of each NEO’s previous Change of Control / Severance Agreement with the Company dated January 22, 2008.
Benefits upon a Qualifying Termination in Connection with a Change in Control
Each CIC Agreement sets out severance benefits that become payable if, within the period of time commencing three (3) months prior to and ending twelve (12) months following a change in control, the NEO’s employment is either (i) terminated by the Company without cause or (ii) terminated by the NEO for good reason (which is defined to include a material diminution in the NEO’s base compensation, authority, duties or responsibilities, a material diminution in the authority, duties or responsibilities of the NEO’s supervisor, or a material change in the NEO’s office location). The severance benefits provided to the NEO in such circumstances will consist of the following: (i) a payment equal to two (2) times the sum of (A) his annual base salary immediately prior to the change in control, and (B) his annual short-term cash incentive award (calculated as the greater of (x) the average of the annual short-term cash incentive payments received for each of the three years prior to the year in which the change in control occurs or (y) the target annual short-term cash incentive award for the year in which the change in control occurs); (ii) all of the NEO’s then-outstanding stock options will remain exercisable for a period of eighteen (18) months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) Company-paid COBRA continuation coverage under the Company’s group health plans for up to eighteen (18) months after the termination date.
Acceleration of Equity Awards upon a Qualifying Termination in Connection with a Change in Control
Each CIC Agreement provides that in the event of a termination of the NEO’s employment by the Company without cause or by the NEO for good reason within the period of time commencing three (3) months prior to and ending twelve (12) months following a change in control, the NEO is entitled to full acceleration of the vesting of all then-outstanding equity awards (including stock options, restricted stock awards, restricted stock unit awards, and all earned but unissued performance-based equity awards). At the time of a change in control, all then-outstanding equity awards will continue to be subject to the same time-based vesting schedule to which the awards were subject prior to the change in control (including performance-based equity awards that are deemed earned at the time of the change in control as described below). For a performance-based equity award where the change in control occurs prior to the end of the performance period, such award will be deemed earned as to the greater of (i) the target level of shares for such award, or (ii) the number of shares that would have been earned pursuant to the terms of such award based upon performance up through and including the day prior to the date of the change in control. In the event that the successor or surviving company does not agree to assume, or to substitute for, outstanding equity awards on substantially similar terms with substantially equivalent economic benefits as exist for such award immediately prior to the change in control, then the awards will accelerate in full as of the change in control.
Benefits upon a Qualifying Termination not in Connection with a Change in Control
Each CIC Agreement also sets out severance benefits outside a change in control that become payable if the NEO’s employment is terminated by the Company without cause. The severance benefits provided to the NEO under such circumstance will consist of the following: (i) a payment equal to the sum of (x) his annual base salary (1.25 times his annual base salary, in the case of Mr. Griffin), and (y) any short-term cash incentive award then due; (ii) all then-vested outstanding stock options will remain exercisable for a period of twelve (12) months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) Company-paid COBRA continuation coverage under the Company’s group health plans for up to twelve (12) months (fifteen (15) months, in the case of Mr. Griffin) after the termination date.
Benefits upon a Termination for Death or Disability
In the event of the NEO’s death or permanent disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (“IRC”)), each CIC Agreement provides for full acceleration of the vesting of all then-outstanding equity awards subject to time-based vesting (including stock options, restricted stock awards, restricted stock unit awards, and all performance-based equity awards where the performance period has ended and the shares are earned but unissued). Each CIC Agreement also provides that for a performance-based equity award where the NEO’s death or permanent disability occurs prior to the end of the performance period, such award will be deemed earned as to the greater of (i) the target level of shares for such award, or (ii) the number of shares that would have been earned pursuant to the terms of such award had the NEO remained employed through the end of the performance period, and such earned shares will become vested and issuable to the

NEO after the performance period ends. In addition, all outstanding stock options will remain exercisable for a period of twelve (12) months following the termination of employment (but not beyond the expiration of their respective maximum terms).
General Provisions
Each CIC Agreement is intended to be exempt from or compliant with Section 409A of the IRC and has an initial two (2) year term, which is thereafter renewable on an annual basis for up to five (5) additional years upon mutual agreement of the Company and the NEO. The payments due to each NEO under his CIC Agreement are subject to potential reduction in the event that such payments would otherwise become subject to excise tax incurred under Section 4999 of the IRC, if such reduction would result in the NEO retaining a larger amount, on an after-tax basis, than if he had received all of the payments due.
Additionally, each CIC Agreement requires that the NEO sign a release of claims in favor of the Company before he is eligible to receive any benefits under the agreement. Mr. Palette’s and Mr. Tremallo’s CIC Agreements each contain non-compete and non-solicitation provisions applicable to the NEO while he is employed by the Company and for a period of twenty-four (24) months following the termination of his employment. Mr. Griffin’s and Mr. Freyman’s CIC Agreements each contain non-solicitation provisions applicable to the NEO while he is employed by the Company and for a period of twelve (12) months following the termination of his employment.
Waiver by Chief Executive Officer of Gross-up Payment
On December 16, 2014, the Company received a letter from David J. Aldrich in which he set forth his desire and agreement, effective as of the date of the letter, to waive his rights to any gross-up payment he would be eligible to receive under the Amended and Restated Change of Control / Severance Agreement between Mr. Aldrich and the Company dated November 23, 2010 (the “Aldrich Agreement”), with respect to excise taxes incurred under Section 4999 of the IRC. With the exception of any future gross-up payment to which Mr. Aldrich previously would have been entitled under the Aldrich Agreement, such agreement remains in full force and effect.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

December 19, 2014	By:	/s/ Mark V.B. Tremallo
	Name:	Mark V.B. Tremallo
	Title:	Vice President, General Counsel and Secretary